Exhibit 99.1

 FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports First Quarter Financial Results

PROVO, Utah — May 4, 2022 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced first quarter 2022 results.

Executive Summary
Q1 2022 vs. Prior-year Quarter

Revenue:	$604.9 million; (11)% • (3)% FX impact or $(17.2) million
Earnings Per Share (EPS):	$0.76; (16)%
Customers:	1,321,451; (13)%
Paid Affiliates:	251,436; (14)%
Sales Leaders:	52,462; (22)%

“Despite heightened global uncertainty and COVID-related obstacles, we are pleased with our first quarter results, which exceeded guidance,” said Ryan Napierski, Nu Skin president and CEO. “Demand remained strong for our most recent product introductions, ageLOC® Meta and Beauty Focus™ Collagen+, and the momentum from these product launches helped drive strong revenue growth in several markets including the U.S., Taiwan and Southeast Asia. Our business in Mainland China and several other markets was disrupted due to severe COVID-related lockdowns and other factors, and the conflict in Ukraine and Russia negatively impacted business throughout the EMEA region.

“As we look ahead to the remainder of the year, we are focused on the strategic imperatives that underpin Nu Vision 2025, including: EmpowerMe, our personalized beauty and wellness strategy with connected beauty device introductions beginning in the third quarter; expansion of our affiliate-powered social commerce business model; and the continued enhancement of our digital platform. While we anticipate near-term headwinds given the dynamic macro environment, we remain confident in the significant growth potential of our business, achieving our vision for the future and driving value for our shareholders.”

Nu Skin Enterprises Reports First Quarter Financial Results	page 2
Q1 2022 Year-over-year Operating Results

Revenue:	$604.9 million compared to $677.0 million • (3)% FX impact
Gross Margin:	73.3% compared to 74.8% • Impacted by product mix and promotions • Nu Skin business was 76.5% compared to 77.8%
Selling Expenses:	40.1% compared to 40.8% • Nu Skin business was 43.0% compared to 43.7%
G&A Expenses:	24.6% compared to 24.8%
Operating Margin:	8.6% compared to 9.3%
Other Income / (Expense):	$(1.5) million compared to $1.6 million
Income Tax Rate:	23.6% compared to 26.5%
EPS:	$0.76 compared to $0.91

Stockholder Value

Dividend Payments:	$19.3 million
Stock Repurchases:	$10.0 million • $235.4 million remaining in authorization

Q2 and Full-year 2022 Outlook

Q2 2022 Revenue:	$590 to $620 million; (16) to (12)% • Approximately (3) to (4)% FX impact
Q2 2022 EPS:	$0.75 to $0.85; (35) to (26)%
2022 Revenue:	$2.51 to $2.62 billion; (7) to (3)% • Approximately (3) to (4)% FX impact
2022 EPS:	$3.60 to $3.90; 26 to 36% on a reported basis, or (13) to (6)% non-GAAP

“Our results outperformed expectations in the first quarter including a beat in revenue and earnings per share driven in part by sales late in the quarter ahead of an April 1 price increase,” added Mark Lawrence, chief financial officer. “In light of the ongoing global uncertainties, including increasing COVID-related factors, foreign exchange pressure and geopolitical conflict, we are adjusting our annual guidance. Our 2022 revenue guidance is $2.51 to $2.62 billion with a 3 to 4 percent foreign currency headwind and EPS of $3.60 to $3.90. We are projecting second quarter revenue of $590 to $620 million with a 3 to 4 percent foreign currency headwind and EPS of $0.75 to $0.85.”

Nu Skin Enterprises Reports First Quarter Financial Results	page 3
Conference Call
The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the webcast will be available on the same page through May 18, 2022.

About Nu Skin Enterprises, Inc.
Nu Skin Enterprises, Inc. (NYSE: NUS) is a leading beauty and wellness company, powered by a dynamic affiliate opportunity platform. The company helps people look, feel and live their best with products that combine the best of science, technology and nature. Backed by more than 35 years of scientific research, Nu Skin develops innovative products including Nu Skin® personal care, Pharmanex® nutrition and the ageLOC® anti-aging brand which includes an award-winning line of beauty device systems. Nu Skin operates in approximately 50 markets worldwide in the Americas, Asia, Europe, Africa and the Pacific. Rhyz Inc. is the company’s strategic investment arm that includes a collection of technology and manufacturing companies to support growth in the core Nu Skin business. Nu Skin is committed to sustainability, including global initiatives such as transitioning to reduced and sustainable packaging for all products by 2030. The Nu Skin Force for Good Foundation also strives to improve children’s health, education and economic circumstances throughout the world. For more information, visit nuskin.com.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, shareholder value, strategies, vision, transformation, initiatives, product pipeline and product introductions, digital and social-commerce tools and initiatives, customers, sales leaders and affiliates; operational improvements, projections regarding revenue, expenses, operating income, earnings per share, foreign currency fluctuations, uses of cash and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “project,” “outlook,” “guidance,” “remain,” “become,” “plan,” “opportunity,” “expand,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

Nu Skin Enterprises Reports First Quarter Financial Results	page 4
The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•	risk that epidemics, including the ongoing COVID-19 pandemic, and other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties associated with operating in international markets, including Mainland China;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally, including trade policies and tariffs;
•
the company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Earnings per share and adjusted earnings per share growth, each excluding impairment and restructuring charges, also are non-GAAP financial measures. Impairment and restructuring charges are not part of the ongoing operations of our underlying business. The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of impairment and restructuring charges facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share and earnings per share growth calculated under GAAP, below.

Nu Skin Enterprises Reports First Quarter Financial Results	page 5
The following table sets forth revenue for the three-month periods ended March 31, 2022 and 2021 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended March 31,			Constant- Currency
	2022	2021	Change	Change
Nu Skin
Mainland China	$124,495	$149,593	(17)%	(18)%
Americas	123,580	133,761	(8)%	(6)%
Southeast Asia/Pacific	90,236	83,289	8%	11%
South Korea	72,133	81,131	(11)%	(4)%
Japan	61,791	69,864	(12)%	(3)%
EMEA	52,968	76,180	(30)%	(25)%
Hong Kong/Taiwan	38,494	36,345	6%	6%
Other	620	878	(29)%	(29)%
Total Nu Skin	564,317	631,041	(11)%	(8)%
Rhyz Investments
Manufacturing	40,341	45,985	(12)%	(12)%
Rhyz other	241	—
Total Rhyz Investments	40,582	45,985	(12)%	(12)%
Total	$604,899	$677,026	(11)%	(8)%

Nu Skin Enterprises Reports First Quarter Financial Results	page 6
The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended March 31, 2022 and 2021:

	Three Months Ended March 31,
Customers	2022	2021	Change
Mainland China	$289,060	316,000	(9)%
Americas	318,458	374,867	(15)%
Southeast Asia/Pacific	165,657	185,435	(11)%
South Korea	140,648	152,390	(8)%
Japan	122,616	126,525	(3)%
EMEA	216,037	296,001	(27)%
Hong Kong/Taiwan	68,975	66,042	4%
Total	1,321,451	1,517,260	(13)%

	Three Months Ended March 31,
Paid Affiliates	2022	2021	Change
Mainland China	$22,762	41,944	(46)%
Americas	46,281	52,767	(12)%
Southeast Asia/Pacific	43,262	45,871	(6)%
South Korea	49,328	51,006	(3)%
Japan	38,059	38,283	(1)%
EMEA	33,834	43,696	(23)%
Hong Kong/Taiwan	17,910	17,885	—
Total	251,436	291,452	(14)%

	Three Months Ended March 31,
Sales Leaders	2022	2021	Change
Mainland China	$14,146	23,013	(39)%
Americas	9,547	11,394	(16)%
Southeast Asia/Pacific	8,012	8,446	(5)%
South Korea	6,072	6,682	(9)%
Japan	5,977	6,135	(3)%
EMEA	5,455	7,479	(27)%
Hong Kong/Taiwan	3,253	3,755	(13)%
Total	52,462	66,904	(22)%

“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase products directly from members of our sales force.

“Paid Affiliates” are any Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who had achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports First Quarter Financial Results	page 7
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue	$604,899	$677,026
Cost of sales	161,499	170,566
Gross profit	443,400	506,460

Operating expenses:
Selling expenses	242,699	275,965
General and administrative expenses	148,556	167,582
Total operating expenses	391,255	443,547

Operating income	52,145	62,913
Other income (expense), net	(1,453)	1,582

Income before provision for income taxes	50,692	64,495
Provision for income taxes	11,976	17,065

Net income	$38,716	$47,430

Net income per share:
Basic	$0.77	$0.94
Diluted	$0.76	$0.91

Weighted-average common shares outstanding (000s):
Basic	49,991	50,706
Diluted	51,066	52,172

Nu Skin Enterprises Reports First Quarter Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$302,216	$339,593
Current investments	15,313	15,221
Accounts receivable, net	52,171	41,299
Inventories, net	381,585	399,931
Prepaid expenses and other	97,923	76,906
Total current assets	849,208	872,950

Property and equipment, net	448,822	453,674
Operating lease right-of-use assets	132,949	120,973
Goodwill	206,432	206,432
Other intangible assets, net	74,874	76,991
Other assets	179,964	175,460
Total assets	$1,892,249	$1,906,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,719	$49,993
Accrued expenses	343,737	372,201
Current portion of long-term debt	110,000	107,500
Total current liabilities	494,456	529,694

Operating lease liabilities	100,844	88,759
Long-term debt	258,995	268,781
Other liabilities	103,754	106,474
Total liabilities	958,049	993,708

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	599,258	601,703
Treasury stock, at cost – 40.4 million and 40.7 million shares	(1,526,778)	(1,526,860)
Accumulated other comprehensive loss	(69,528)	(73,896)
Retained earnings	1,931,157	1,911,734
Total stockholders’ equity	934,200	912,772
Total liabilities and stockholders’ equity	$1,892,249	$1,906,480

Nu Skin Enterprises Reports First Quarter Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring and Impairment to GAAP Earnings Per Share
(in thousands, except per share amounts)

	Year Ended 2021	2022 EPS Guidance – low end	2022 Projected Annual Growth Rate – low end	2022 EPS Guidance – high end	2022 Projected Annual Growth Rate – high end
Net income	$147,266
Impact of restructuring and impairment:
Restructuring and impairment	51,870
Inventory write-off	6,656
Income tax impact	6,933
Adjusted net income	$212,725
Diluted earnings per share	$2.86	$3.60	26%	$3.90	36%
Diluted earnings per share, excluding restructuring and impairment impact	$4.14	$3.60	(13%)	$3.90	(6%)
Weighted-average common shares outstanding (000s):	51,427

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577